                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).



     [X] Definitive proxy statement.


     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              PANERA BREAD COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                              PANERA BREAD COMPANY
                                6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117



                                                                     May 2, 2002


Dear Stockholder,

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Panera Bread Company to be held at 10:30 a.m. Central Time on Thursday, June 6, 2002 at our offices at 6710 Clayton Road, Richmond Heights, Missouri 63117.

         At the Annual Meeting, one person will be elected to the Board of Directors. We also will ask you to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock from 50,000,000 to 75,000,000 and our Class B Common Stock from 2,000,000 to 10,000,000 and we will ask you to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants. The Board of Directors recommends the approval of all of these proposals.

         We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions.

         On behalf of all of our employees and directors, I would like to thank you for your continuing support and confidence.


                                      Sincerely,


                                      Ronald M. Shaich
                                      Chairman of the Board

                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                              PANERA BREAD COMPANY
                                6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            JUNE 6, 2002, 10:30 A.M.

         The Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, June 6, 2002 at 10:30 a.m., Central Daylight Time, at our offices at 6710 Clayton Road, Richmond Heights, Missouri 63117, Baguette University Conference Room, to consider and act upon the following matters:

      1. To elect one (1) Director to the Board of Directors to serve for a term ending in 2005 and until his successor is duly elected and qualified;

      2. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, $.0001 par value, from 50,000,000 to 75,000,000 and Class B Common Stock, $.0001 par value, from 2,000,000 to 10,000,000;

      3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 28, 2002; and

      4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         If you are unable to attend the meeting personally, please be sure to complete, date, sign and return the enclosed proxy as soon as possible in the envelope provided to: EquiServe, 150 Royall Street, Canton, Massachusetts 02021.

         Stockholders of record on our books at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting.


                               By Order of the Board of Directors,



                               William W. Moreton
                               Secretary


Dated: May 2, 2002

                              PANERA BREAD COMPANY
                                6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117


                                 PROXY STATEMENT


                    INFORMATION ABOUT THE MEETING AND VOTING

SOLICITATION OF PROXIES


         We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about May 2, 2002. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on June 6, 2002, and any adjournment. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.


PROPOSALS TO BE VOTED UPON

         Proposal 1. The first proposal is to elect one (1) Director to our Board of Directors to serve for a term ending 2005 and until his successor is duly elected and qualified.

         Proposal 2. The second proposal is to consider and act upon a proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, $.0001 par value, from 50,000,000 to 75,000,000 and Class B Common Stock, $.0001 par value, from 2,000,000 to 10,000,000.

         Proposal 3. The other proposal is to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 28, 2002.

         When you return your proxy properly signed, your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted "FOR" proposals 1, 2, and 3 and in the discretion of the persons named as proxies in the manner they believe to be in Panera's best interests as to other matters that may properly come before the meeting.

REVOCATION OF PROXIES

         You may revoke your proxy at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. If you execute a proxy but are present at the meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

STOCKHOLDERS ENTITLED TO VOTE


         The Board of Directors has fixed April 15, 2002 as the record date for the meeting. On the record date, we had 13,125,571 shares of Class A Common Stock, (each of which entitles its holder to one vote), and 1,283,678 shares of Class B Common Stock, (each of which entitles its holder to three votes) issued and outstanding. We sometimes refer to our Class A and Class B Common Stock in this proxy statement as the "Common Stock." Holders of Common Stock do not have cumulative voting rights.


QUORUM

         For all proposals on the agenda for the meeting, the holders of a majority in interest of the combined voting power of the Common Stock entitled to vote must be present in person or by proxy for a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of the Director and/or abstain from voting on a proposal, as well as "broker non-votes" discussed below, will be counted toward establishing the presence of a quorum.

VOTES REQUIRED

         The Director will be elected by plurality vote of the combined voting power of the shares of Common Stock voted. Shares for which the vote is withheld will be excluded entirely and will have no effect on the election of the Director.

         The other proposals require an affirmative vote of a majority of the combined voting power of the shares of Common Stock voted. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and will have no effect on these proposals.

         If you hold shares of Common Stock through a broker, bank or other representative, generally the broker or representative may only vote the Common Stock in accordance with your instructions. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If a broker or representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

                                   MANAGEMENT

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

         Our Certificate of Incorporation provides for a classified Board of Directors, in which the Board of Directors is divided into three classes, each having as nearly as possible an equal number of Directors. The term of service of each class of Directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

         The Board of Directors currently consists of five (5) members, divided into three (3) classes as follows: Ronald M. Shaich constitutes a class with a term ending in 2002 (the "Class I Director"); Domenic Colasacco and Robert T. Giaimo constitute a class with a term ending in 2003 (the "Class II Directors"); and George E. Kane and Larry J. Franklin constitute a class with a term ending in 2004 (the "Class III Directors"). Ronald M. Shaich is nominated for re-election as a Class I Director at the upcoming meeting with a term to expire in 2005, if elected. At each annual meeting of stockholders, Directors are elected for a full term of three (3) years to succeed those Directors whose terms are expiring.

         The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age, for the nominee for election as Directors and for each Director continuing in office, based on information furnished to us by those persons. The following information is as of March 1, 2002 unless otherwise noted.

                                                                                                    TERM AS A
                                                                                                    ---------
                                                                                                    DIRECTOR
                                                                                                    --------
                   NAME                     AGE      POSITION(S) WITH THE COMPANY                     ENDS           CLASS
                   ----                              ----------------------------                     ----           -----
Nominee for Election:
Ronald M. Shaich (2)...................     48      Chairman of the Board and Chief                   2002               I
                                                        Executive Officer

Directors Continuing in Office:
Domenic Colasacco (1) (2) (3) .........     53      Director                                          2003              II
Robert T. Giaimo (1) (3)...............     50      Director                                          2003              II
Larry J. Franklin (1)..................     53      Director                                          2004             III
George E. Kane (2)(3)..................     97      Director                                          2004             III

(1) Member of the Compensation Committee.
(2) Member of the Committee on Nominations.
(3) Member of the Audit Committee.


Nominee for Election as Director

         RONALD M. SHAICH, Director since 1981, our co-founder, Chairman of the Board since May, 1999, Co-Chairman of the Board from January 1988 to May 1999, Chief Executive Officer since May 1994 and Co-Chief Executive Officer from January 1988 to May 1994. Mr. Shaich is a member of the Board of Trustees of Clark University. Mr. Shaich serves as a director of Lown Cardiovascular Research Foundation.

Directors Continuing in Office

         DOMENIC COLASACCO, Director since March 2000. Mr. Colasacco has been President and Chief Executive Officer of United States Trust Company since 1992. He joined USTC in 1974 after beginning his career in the research division of Merrill Lynch & Co., in New York City. Mr. Colasacco is also a Director of Hometown Auto Retailers, Inc., a publicly traded chain of automobile dealerships.

         LARRY J. FRANKLIN, Director since June 2001. Mr. Franklin has been the President and Chief Executive Officer of Franklin Sports, Inc., a leading sports equipment company, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to 1986. Mr. Franklin currently serves as a director of the Sporting Goods Manufacturer's Association and of the International Mass Retail Association. He is also on the board of directors of the New England chapter of the Juvenile Diabetes Research Foundation.

         ROBERT T. GIAIMO, Director since July 2000. Mr. Giaimo has been the Chairman of the Board, President, Chief Executive Officer and Treasurer of Silver Diner, Inc., a publicly traded chain of restaurants, since March 1996. Mr. Giaimo has been the Co-Founder, Director, President, Chief Executive Officer and Treasurer of Silver Diner Development, Inc. since its inception in 1989. From 1971 to January 1987, Mr. Giaimo was President, Chief Executive Officer and Director of Monolith Enterprises, Inc. From 1972 through 1976, Mr. Giaimo co-founded and operated, through Monolith, Blimpie's Restaurant in Georgetown. In 1977, Mr. Giaimo co-founded and operated The American Cafe restaurant, an award-winning restaurant chain.

         GEORGE E. KANE, Director since November 1988. Mr. Kane was one of our Directors from December 1981 to December 1985 and a Director Emeritus from December 1985 to November 1988. Mr. Kane retired in 1970 as President of Garden City Trust Company (now University Trust Company) and served as an Honorary Director of University Trust Company from December 1985 to January 2000.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four meetings during the fiscal year ended December 29, 2001. The Board of Directors has established an Audit Committee, a Compensation Committee and a Committee on Nominations.

         The Audit Committee, which held one meeting during the fiscal year ended December 29, 2001, meets with our independent accountants and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of our internal accounting controls. The Audit Committee consists of three members, currently Domenic Colasacco, Robert T. Giaimo and George E. Kane.

         The Compensation and Stock Option Committee, (which we refer to as the Compensation Committee), held four meetings during the fiscal year ended December 29, 2001. The Compensation Committee establishes the compensation, including stock options and other incentive arrangements, of our Chairman and Chief Executive Officer. It also administers our

1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan, and the 2001 Employee, Director and Consultant Stock Option Plan. The Compensation Committee consists of three members, currently Domenic Colasacco, Robert T. Giaimo and Larry J. Franklin.

         The Committee on Nominations, which held one meeting during the fiscal year ended December 29, 2001, selects nominees for election as Directors. That Committee considers written recommendations from any stockholder with respect to nominees for Directors. A stockholder's recommendation must be made by written notice received by us, in a timely manner, at our principal executive office. The nomination must set forth all of the information required to be included by our By-laws. The Committee on Nominations consists of three members, currently Ronald M. Shaich, Domenic Colasacco and George E. Kane.

         In the 2001 fiscal year, all Directors attended all of the Board meetings and the meetings of committees of which they were members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has interlocking or other relationships with other boards or with Panera Bread Company.

COMPENSATION OF DIRECTORS

         Directors who are not employees receive a quarterly fee ranging from $3,000 to $3,500 for serving on the Board, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

         Under a formula-based stock option plan for independent Directors, (which we refer to as the Directors' Plan), each current Director who is not an employee or principal stockholder, or an independent director and who was first elected after June 12, 2001, receives, upon election to the Board, a one-time grant of an option to purchase 5,000 shares of Class A Common Stock. Each independent director in office at the end of each of our fiscal years receives an option to purchase an additional 5,000 shares of Class A Common Stock. All options issued under the Directors' Plan have a per share exercise price equal to the closing price of the Class A Common Stock on the trading day immediately before the grant date. The options fully vest when granted, and are exercisable for a period of 10 years, subject to earlier termination following termination of service as a Director.

         Directors also are eligible to receive options (to the extent granted by the Board of Directors or the Compensation Committee) under our 2001 Employee, Director and Consultant Stock Option Plan, or the 2001 Plan. On June 19, 2001, we granted options to our outside directors under the 2001 Plan. Messrs. Kane, Giaimo and Colasacco each received a grant of an option to purchase 4,800 shares of Class A Common Stock, and Mr. Franklin received a grant of an option to purchase 5,000 shares of Class A Common Stock. All of these options were exercisable immediately upon grant at a price of $31.99 per share, and have a term of seven years from the grant date.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The names of, and certain information regarding, our executive officers, as of March 1, 2002, who are not also Directors are set forth below. Except for executive officers who have employment agreements with us, the executive officers serve at the pleasure of the Board of Directors.


NAME                                        AGE      POSITION(S) WITH PANERA
----                                        ---      -----------------------
William W. Moreton..................         42      Executive Vice President and Chief Financial Officer
Scott G. Davis......................         38      Senior Vice President and Chief Concept Officer
Jonathan R. Jameson.................         53      Senior Vice President and Chief Brand Officer
Michael J. Kupstas..................         44      Senior Vice President and Chief Franchise Officer
John M. Maguire.....................         36      Senior Vice President, Company Operations and Bakery
                                                     Supply Chain
Michael J. Nolan....................         42      Senior Vice President and Chief Development Officer


         WILLIAM W. MORETON, Executive Vice President and Chief Financial Officer, since May 1999. From October 1998 to May 1999, Mr. Moreton served as Senior Vice President and Chief Financial Officer of the Saint Louis Bread Co./Panera Bread business unit. From April 1997 to October 1998, Mr. Moreton served as Executive Vice President and Chief Financial Officer of Quality Dining, Inc. From October 1992 to April 1997, Mr. Moreton served as Executive Vice President and Chief Financial Officer of Houlihan's Restaurants, Inc.

         SCOTT G. DAVIS, Senior Vice President and Chief Concept Officer since May 1996, which includes service as our Vice President, Customer Experience, from May 1996 to May 1999. From June 1994 to May 1996, Mr. Davis served as our Director of Concept Services and Customer Experience.

         JONATHAN R. JAMESON, Senior Vice President and Chief Brand Officer since August 2001. From 1996 to 2001, Mr. Jameson served as Vice President, Marketing and Product Development, Senior Vice President, Chief Operating Officer and ultimately Executive Vice President, Chief Strategy Officer for Denny's Restaurant, Inc. From 1988 to 1995, Mr. Jameson served in a variety of roles with Marriott Corporation, ultimately serving as Vice President, Marketing and Sales for Host Marriott Services, Inc. Prior to that, Mr. Jameson spent 15 years with Walgreen Company, Walgreen Food Service Division, serving finally as Director of Marketing.

         MICHAEL J. KUPSTAS, Senior Vice President and Chief Franchise Officer since November 2001. Between August 1999 and November 2001, Mr. Kupstas held the position of Vice President Franchising and Brand Communication. Between January 1996 and August 1999, Mr. Kupstas was our Vice President of Company and Franchise Operations. Between April 1991 and January 1996, Mr. Kupstas was Senior Vice President/Division Vice President for Long John Silver's, Inc.

         JOHN M. MAGUIRE, Senior Vice President, Company Operations and Bakery Supply Chain since April 2000. From November 1998 to March 2000, Mr. Maguire served as our Vice President, Commissary Operations. From January 1990 to October 1998, Mr. Maguire was successively Manager, Director and Vice President of Commissary Operations for the Au Bon Pain and Panera Bread/Saint Louis Bread divisions.

         MICHAEL J. NOLAN, Senior Vice President and Chief Development Officer since August 2001. From December 1997 to March 2001, Mr. Nolan served as Executive Vice President & Director for John Harvard's Brew House, L.L.C. and Senior Vice President, Development for American Hospitality Concepts, Inc. From March 1996 to December 1997, Mr. Nolan was Vice President of Real Estate & Development for Apple South Incorporated and from July 1989 to March 1996, Mr. Nolan was Vice President of Real Estate and Development for Morrison Restaurants Inc. Prior to 1989, Mr. Nolan served in various real estate and development capacities for Cardinal Industries, Inc. and Nolan Development and Investment.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLE


The following tables set forth information concerning the compensation we paid or accrued during the fiscal years ended December 25, 1999, December 30, 2000 and December 29, 2001 to or for our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus combined exceeded $100,000 for fiscal year 2001 and one executive officer who left Panera before the end of 2001. (We sometimes refer to these persons as the "named executive officers.")


                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION                          LONG TERM
                                                        ----------------------------------------------       COMPENSATION
                                                                                                             ------------
                                                                                                              SECURITIES
                                                                     OTHER ANNUAL                             UNDERLYING
NAME OF PRINCIPAL POSITION(S)                  YEAR     SALARY ($)   COMPENSATION(A) ($)      BONUS ($)      OPTIONS (#)
-----------------------------                  ----     ----------   -------------------      ---------      -----------
Ronald M. Shaich....................           2001       337,750               *               375,000          ---
  Chairman and Chief Executive Officer         2000       325,002               *               100,000          ---
                                               1999       325,000               *                 ---            ---

William W. Moreton..................           2001       297,220               *               108,034          ---
  Executive Vice President and Chief           2000       286,418               *               100,000          ---
  Financial Officer                            1999       274,993               *               41,250           ---

Michael J. Kupstas..................           2001       173,178               *               59,008           ---
  Senior Vice President and Chief Franchise    2000       166,886               *               51,125           ---
  Officer                                      1999       160,231               *               20,029           ---

John Maguire........................           2001       153,327               *               50,108          12,000
  Senior Vice President,                       2000       140,000               *               37,623          15,000
  Company Operations                           1999       121,050               *               12,105           ---
  and Bakery Supply Chain

Richard Postle......................           2001       248,390               *                 ---            ---
 Former President and                          2000       323,396               *               100,000          ---
 Chief Operating Officer                       1999       314,151               *               46,575         108,178

Thomas Howley.............................     2001       156,000               *               50,980           ---
  Former Vice President, Construction          2000       156,231               *               29,839          15,000
  and Design                                   1999       145,770               *               15,000           ---


_____________________

*We did not pay "other annual compensation" to any named executive officer, except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding each stock option we granted during fiscal year 2001 to each of the named executive officers.


                  AGGREGATED OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION
                                                                                                    FOR OPTION TERM ($)(1)
                         ----------------------------------------------------------------------------------------------------
                                                 PERCENT OF TOTAL
                          NUMBER OF SECURITIES  OPTIONS GRANTED TO   EXERCISE OR
                           UNDERLYING OPTIONS   EMPLOYEES IN FISCAL  BASE PRICE
NAME                           GRANTED (#)           YEAR (%)        ($/SHARE)    EXPIRATION DATE       5%           10%
----                          -----------           --------         ---------    ---------------      ---           ---
Ronald M. Shaich                  ---                 ---               ---            ---             ---           ---
William W. Moreton                ---                 ---               ---            ---             ---           ---
Michael J. Kupstas                ---                 ---               ---            ---             ---           ---
John Maguire                    12,000                4.9%            $38.53       08/22/2008     $188,226.95   $438,648.84
Richard Postle                    ---                 ---               ---            ---             ---           ---
Thomas Howley                     ---                 ---               ---            ---             ---           ---


 (1) The dollar amounts in these columns are the result of calculations at stock appreciation rates specified by the Securities and Exchange Commission and are not intended to forecast actual future appreciation rates of our stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information regarding the exercises of options by each for the named executive officers during the 2001 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 29, 2001 and the values of "in-the-money" options, which represent the positive spread between the exercise price of any such option and the fiscal year-end value of our Class A Common Stock

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-THE-
                                                             UNDERLYING UNEXERCISED   MONEY OPTIONS AT FISCAL YEAR
                           SHARES ACQUIRED      VALUE         OPTIONS AT FY-END (#)            END ($)(1)
NAME                       ON EXERCISE (#)    REALIZED ($)  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                       -------------------------------------------------------------------------------------------
Ronald M. Shaich               276,000         $7,904,532        401,330/0                 $18,602,138/$0
William W. Moreton              37,500         $1,472,475              0/75,000                     $0/$3,560,250
Michael J. Kupstas               8,875          $ 285,330         22,500/24,500             $1,160,775/$1,068,075
John Maguire                     8,925          $ 271,705              0/30,250                     $0/$988,308
Richard Postle                  40,000         $1,443,200        125,116/30,000             $5,912,985/$1,422,850
Thomas Howley                   10,689          $ 364,061         16,856/0                    $765,091/$0


--------------------------
(1) Based upon a fair market value of $53.85 per share of Class A Common Stock, which was the closing price of a share of Class A Common Stock on the Nasdaq National Market on December 29, 2001.

EXECUTIVE OFFICER COMPENSATION

         Our Chief Executive Officer is responsible for establishing the compensation, including salary, bonus and incentive compensation, for all of the Company's executive officers other than the Chief Executive Officer and Chairman of the Board.

         Philosophy

         In compensating our executive officers, the Chief Executive Officer seeks to structure a salary, bonus and incentive compensation package that will help attract and retain talented individuals and align the interests of the executive officers with the interests of our stockholders.

         Components of Compensation

         There are two components to the compensation of our executive officers: annual cash compensation (consisting of salary and bonus incentives) and long-term incentive compensation.

         Annual Cash Compensation

         We participate annually in an industry-specific survey of executive officers, which serves as the basis for determining total target cash compensation packages, which are crafted individually for each executive officer. The individual's compensation consists of a base salary and contingent compensation based on actual performance against agreed-upon expectations of performance. The individual compensation packages are structured so that, if the executive officer attains the expected level of achievement of each performance goal, the cash compensation of the executive officer will be approximately at the 75th percentile of the compensation of individuals occupying similar positions in the industry, using generally available surveys of executive compensation within the retail industry for companies with comparable revenues.

         At the beginning of each fiscal year, the Chief Executive Officer and each executive officer establish a series of individual performance goals which are specific to the executive's responsibilities. These goals establish a measure of performance for each executive officer. For executive officers whose responsibilities are operational in nature, attainment of operating group goals and objectives is stressed, and for corporate staff officers, overall Panera performance is utilized, measured by corporate profits and attainment of individual objectives. The maximum cash bonus for our executive officers (other than the Chairman/CEO) does not exceed 60% of the executive officer's base salary, and historically has ranged from 20% to 60%.

         Thus, our cash compensation practices seek to motivate executives by requiring excellent performance measured against both internal goals and competitive performance.

         Long-Term Incentive Compensation. The second element of executive compensation is long-term incentive compensation, which currently takes the form of stock options granted under our stock option plans, (the 1992 Equity Incentive Plan and the 2001 Employee, Director and Consultant Stock Option
Plan). Currently, we grant stock options under a performance-based option program, a series of guidelines which provide for the periodic granting of specific amounts of stock options, denominated in dollars rather than in numbers of shares, depending upon the executive's position. Existing holdings of stock or stock options are not a factor in determining the dollar value of an individual executive officer's award.

         As often as seems appropriate, but at least annually, the Chief Executive Officer reviews our executive compensation program to judge its consistency with our compensation philosophy, whether it supports our strategic and financial objectives, and whether it is competitive within our industry.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         This report is made by the Compensation Committee, which is responsible for establishing the compensation, including base salary and incentive compensation, for the Company's Chairman of the Board and Chief Executive Officer, Ronald M. Shaich.

         Philosophy

         The Compensation Committee seeks to set the compensation of our Chief Executive Officer and Chairman at a level which is competitive with companies of similar size in our industry. Mr. Shaich has the overall responsibility of Chairman of the Board of Directors and Chief Executive Officer. The Compensation Committee examined compensation structures for the chief executive officer of companies in the restaurant industry using generally available source material from business periodicals and other sources, and sought to structure the Chairman and Chief Executive Officer's compensation at a competitive level appropriate to the comparable companies' group. The companies examined for purposes of evaluating and setting compensation of the Chairman and Chief Executive Officer are not necessarily included in the "Standard & Poor's 400-MidCap Restaurant Index" used in the Stock Performance Graph set forth under "Stock Performance" below.

         Compensation Structure

         The compensation of the Chairman and Chief Executive Officer is structured to be competitive within our industry and is based upon Panera's general performance, and is reviewed annually by the Compensation Committee.

         Components of Compensation

         Salary. The salary shown in the Summary Compensation Table represents the fixed portion of compensation for the Chairman and Chief Executive Officer for the year. Changes in salary depend upon overall Panera performance as well as levels of base salary paid by companies of similar size in our industry.

         Bonus. The cash bonus is the principal incentive-based compensation paid annually to the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer receives a bonus in a predetermined amount if Panera achieves its financial and strategic objectives for the fiscal year. A higher bonus is paid if Panera exceeds these objectives by a predetermined percentage. In determining the bonus amount, the Compensation Committee seeks to create an overall compensation package for the Chairman and Chief Executive Officer which is at the 75th percentile for comparable companies in the restaurant industry, if objectives established for such year are achieved. For the fiscal year ended December 29, 2001, the Board awarded Mr. Shaich a bonus of $375,000.

         The Chairman and Chief Executive Officer may elect to take the bonus in the form of 10-year, fully vested stock options for that number of shares of Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option would be equal to the fair market value of our Class A Common Stock on the date of grant.

         Stock Options. Mr. Shaich is eligible to participate in the 2001 Employee, Director and Consultant Stock Option Plan, but does not participate in the performance-based option program for other executive officers.

         Deductibility of Executive Compensation

         The Compensation Committee has reviewed the potential consequences for Panera of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. Based on such review, the Compensation Committee believes that the limitation will have no effect on Panera in fiscal year 2002.

         Historically, none of our executive officers received salary and bonuses approaching the $1 million cap level under Section 162(m). We have always paid the long-term component of our compensation in stock, which is "performance-based" compensation under Section 162(m) and therefore not subject to the $1 million cap. As total compensation opportunities for our executives increase, based on the success of our business, the Compensation Committee intends to consider structuring bonus payments for our most highly compensated executive officers in a manner that meets the "performance-based" compensation definition under Section 162(m).

                                      Respectfully submitted,


                                      Domenic Colasacco
                                      Larry J. Franklin
                                      Robert T. Giaimo
                                      Compensation Committee


EMPLOYMENT ARRANGEMENTS

         William W. Moreton. Panera and William W. Moreton are parties to an Executive Employment Letter Agreement dated September 29, 1998, which provides Mr. Moreton with a base salary of $275,000, a bonus of $25,000 based on continued employment paid in March 2000, stock options for 150,000 shares of Class A Common Stock vesting over five years and a relocation assistance package. The Letter Agreement also provides that under the terms of a separate severance agreement, in the event of an involuntary termination of Mr. Moreton's employment without cause, Mr. Moreton will be entitled to continue to receive his base salary, car allowance and medical and/or dental benefits for a period of up to twelve months, such payments to be reduced by any compensation received by Mr. Moreton in connection with any future employment during such twelve month period.

         Michael J. Kupstas. Panera and Michael J Kupstas are parties to an Executive Employment Letter Agreement dated December 22, 1995, which provides Mr. Kupstas with a base salary of $150,000, a right to participate in our performance compensation program with a guaranteed minimum bonus under the plan of 20% of his fiscal 1996 annual salary, subject to continued employment, stock options for 11,500 shares of Class A Common Stock, subject to the discretion of our Board of Directors, reimbursement of one year of COBRA expenses and a relocation assistance package. The Letter Agreement also provides that under the terms of a separate severance agreement, in the event of an involuntary termination of Mr. Kupstas' employment without cause, Mr. Kupstas will be entitled to continue to receive his base salary, car allowance and medical and/or dental benefits for a period of up to twelve months, such payments to be reduced by any compensation received by Mr. Kupstas in connection with any future employment during such twelve month period.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which consists of three independent directors and operates under a written charter adopted by the Board of Directors, has furnished the following report:

         The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee took the following actions:


         - Reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2001 with management and PricewaterhouseCoopers LLP, or PWC, our independent public accountants;

         - Discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         - Received written disclosures and the letter from PWC regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with PWC their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and PWC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission.

                                        Respectfully submitted,

                                        George E. Kane
                                        Domenic Colasacco
                                        Robert T. Giaimo
                                        Audit Committee



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                 (ASSUMES $100 INVESTMENT ON DECEMBER 28, 1996)

         The following graph and chart compares the cumulative annual stockholder return on the Company's Class A Common Stock over the period commencing December 28, 1996, and continuing through December 29, 2001, to that of the total return index for The Nasdaq Composite Index and the Standard & Poor's MidCap Restaurants Index, assuming the investment of $100 on December 28, 1996. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission (which we refer to as the "Commission") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. We obtained information used on the graph from Research Data Group, a source we believe to be reliable, but we disclaim any responsibility for any errors or omissions in such information.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG PANERA BREAD COMPANY,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P MIDCAP RESTAURANTS INDEX


                                  [LINE GRAPH]

                                                                                Cumulative Total Return
                                                         -------------------------------------------------------------------
                                                           12/28/96    12/27/97   12/26/98   12/25/99   12/30/00   12/29/01

PANERA BREAD COMPANY                                         100.00      119.63      95.33     116.83     341.13     805.23
NASDAQ STOCK MARKET                                          100.00      117.73     170.15     312.67     192.77     155.94
S &P MIDCAP RESTAURANTS                                      100.00      117.20     133.77      97.43     135.83     171.16


         (1) For the S&P Midcap Restaurants Index and the Nasdaq Composite Index, the total return to stockholders is based on the values of such indices as of the last trading day of the relevant calendar year, which may be different from the end of our fiscal year.

                          OWNERSHIP OF OUR COMMON STOCK

         The following table sets forth certain information as of March 1, 2002, with respect to our Class A and Class B Common Stock owned by (1) each Director and Director Nominee, (2) the named executive officers in the Summary Compensation Table, (3) all of our Directors, Director Nominees and executive officers as a group and (4) each person we know to beneficially own more than five percent of any class of our capital stock. In accordance with the rules promulgated by the Commission, such ownership includes shares presently owned, as well as shares that the named person has the right to acquire within 60 days of March 1, 2002, including shares that the named person has the right to acquire through the exercise of any option or warrant. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the person listed in the table.



                                                        Class A Common             Class B Common
           Name and, with Respect to                    --------------             --------------        Combined Voting
           -------------------------                                                                     ---------------
        Owner of More Than 5%, Address               Number     Percent  (1)   Number      Percent (2)    Percentage (3)
        ------------------------------               ------     -----------    ------      -----------    --------------

Ronald M. Shaich.......................            403,471(4)       3.0%     1,221,687(4)       94.4%          21.6%
  c/o Panera Bread Company
  6710 Clayton Road
  Richmond Heights, MO  63117
George E. Kane.........................            38,439(5)         *           8,000           *              *
Domenic Colasacco......................            16,931(6)         *             -             -              *
Robert T. Giaimo.......................            16,931(6)         *             -             -              *
Larry J. Franklin......................            10,000(7)         *             -             -              *
William W. Moreton.....................                0             -             -             -              *
Michael J. Kupstas.....................            26,858(8)         *             -             -              *
All directors and executive officers as a
group (11 persons)                                 513,430(9)       3.8%       1,229,687        95.0%         21.8%
Brown Capital Management, Inc.
  1201 N. Calvert Street
  Baltimore, MD  21201.................          1,581,875(10)     12.4%           -             -             9.3%
Merrill Lynch & Co., Inc.
Merrill Lynch Investment Managers
Master Small Cap Value Trust
  800 Scudders Mill Road
  Plainsboro, NJ  08536 ...............          1,141,000(11)      8.6%           -             -             6.7%


--------------------
* Less than one percent.

(1) Percentage ownership of Class A Common Stock is based on 13,095,047 shares issued and outstanding plus shares of Class A Common Stock subject to options exercisable within 60 days of March 1, 2002 held by the stockholder or group.

(2) Percentage ownership of Class B Common Stock is based on 1,293,801 shares issued and outstanding as of March 1, 2002.

(3) This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (13,095,047 votes) and the Class B Common Stock (3,881,403 votes) entitle their holders to an aggregate of 16,976,450 votes as of March 1, 2002.

(4) Includes, (i) with respect the Class A Common Stock, options exercisable within 60 days of March 1, 2002 for 401,330 shares of Class A Common Stock, and (ii) with respect to the Class B Common Stock, 100,000 shares of Class B Common Stock held in two qualified annuity interest trusts.

(5) Includes options for 31,939 shares of Class A Common Stock exercisable within 60 days of March 1, 2002, issued pursuant to the Directors' Plan.

(6) Consists of options for 16,931 shares of Class A Common Stock exercisable within 60 days of March 1, 2002, issued pursuant to the Directors' Plan.

(7) Consists of options for 10,000 shares of Class A Common Stock exercisable within 60 days of March 1, 2002.

(8) Consists of options for 22,500 shares of Class A Common Stock exercisable within 60 days of March 1, 2002.

(9) Includes options for 499,631 shares of Class A Common Stock exercisable within 60 days of March 1, 2002.

(10) All of the shares of Class A Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc., or Brown, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to Brown's discretionary power to make investment decisions over such shares for its clients and Brown's ability to vote such shares. In all cases, persons other than Investment Counselors of Maryland, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client of Brown holds more than five percent of the class. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 3, filed with the Commission on February 5, 2002.

(11) Merrill Lynch Investment Managers or MLIM, an operating division of Merrill Lynch & Co., Inc., is comprised of the following legal entities:
       Merrill Lynch Investment Managers, L.P., or MLIMLP, doing business as Merrill Lynch Investment Managers; QA Advisers, LLC, or QA, doing business as Merrill Lynch Investment Managers Quantitative Advisers; Fund Asset Management, L.P., doing business as Fund Asset Management, or FAM; Merrill Lynch Asset Management U.K. Limited or, MLAM UK; Merrill Lynch (Suisse) Investment Management Limited, or MLS; Merrill Lynch Investment Managers International Limited, or MLIMI; Merrill Lynch Investment Managers, Ltd. (Asia Pacific Limited); Merrill Lynch Investment Managers Limited (Australia); Merrill Lynch Investment Managers (Isle of Man) Limited; Merrill Lynch Investment Managers Asia Limited; Merrill Lynch Investment Managers Kapitalanlagegesellschaft MBH; Munich London Investment Management, Ltd.; Merrill Lynch Investment Managers Ltda.; Merrill Lynch Investment Managers Japan Limited; Merrill Lynch Investment Managers Canada, Inc.; DSP Merrill Lynch Asset Management (India) Limited; PT Merrill Lynch Indonesia; Merrill Lynch Phatra Securities Co., Ltd.; Merrill Lynch Global Asset Management, Limited; Merrill Lynch Investment Managers Channel Islands Limited; Mercury Asset Management International Channel Islands Limited or, MAMCI; Grosvenor Venture Managers Limited; and Merrill Lynch Fund Managers Limited. Each of MLIM LP, FAM, MLAM UK, MAMCI, QA, MLS, and MLIMI is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which acts as investment adviser operating under the laws of a jurisdiction other than the United States. The investment advisers that comprise MLIM exercise voting and investment powers over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. The following asset management subsidiaries hold certain shares of our Class A Common Stock: FAM, MLIM and QA. We obtained information regarding beneficial ownership of ML & Co.'s shares of Class A Common Stock solely from the joint Schedule 13G, Amendment No. 5, filed with the Commission on February 5, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 23, 1999, we entered into a Franchise Agreement with Lee C. Howley, pursuant to which Mr. Howley agreed to open and operate 20 franchised bakery-cafe locations in the states of Rhode Island, Connecticut and Massachusetts by May 31, 2007. Lee Howley is the brother of Thomas R. Howley, our Vice President of Development Operations through 2001. After the end of our fiscal year, Thomas Howley resigned to join his brother's franchise operation. We receive $30,000 per bakery-cafe opened by Lee Howley and 5% of sales as a royalty. During the fiscal year ended December 29, 2001, we received royalties and franchise store opening fees in the aggregate amount of approximately $191,000 from Lee Howley.

         Through a 90%-owned indirect subsidiary, we entered into an Operating Agreement for a joint venture with our former president and chief operating officer, Rick Postle, effective October 7, 2001. The joint venture will develop and manage fifty bakery-cafes in the Northern Virginia and Central Pennsylvania markets. The joint venture partner receives a specified percentage of the cash flows from the bakery-cafes developed and operated. The joint venture partner was required to invest a specified interest and is prohibited from selling or transferring his interest to another party without our consent. After five years, we have the right to purchase the joint venture partner's interest at a contractually determined value, based on a multiple of cash flow. The joint venture partner also has the right to sell his interest back to us at a contractually determined value based on a multiple of cash flow.

         Each of the foregoing transactions are on terms no less favorable to us than those that could have been obtained from third parties in agreements negotiated at arm's length.

         In connection with the termination of Mr. Postle's employment with Panera, we agreed to extend a portion of his stock options for shares of our Class A Common Stock that would otherwise have expired shortly after the termination of his employment, as follows:



         NUMBER OF SHARES SUBJECT TO EXTENDED OPTIONS                  VESTING DATE
                             7,500                                       10-10-01
                            25,000                                       11-19-01
                             2,500                                       12-02-01
                            25,000                                       11-19-03
                             5,000                                        6-03-04
                             -----
         TOTAL              65,000



Mr. Postle forfeited all of his remaining unvested options at the time his employment terminated (other than the options for the 65,000 shares described above). In addition, Mr Postle agreed to pay us $248,390 and to provide services for 3 1/2 days per week through the end of 2001 to assist in the transition.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our Directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Commission on Forms 3, 4 and 5. We believe that during the fiscal year ended December 29, 2001, our Directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, except that Scott Davis, Domenic Colasacco, Larry Franklin, George Kane, and Robert Giaimo each filed a Form 5 six days late.

         In making these disclosures we relied solely on a review of copies of such reports filed with the Commission and furnished to us and written representations that no other reports were required.

                              ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

         Our Certificate of Incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of Directors. The term of service of each class of Directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

         The Board of Directors currently consists of five (5) members, divided into three (3) classes as follows: Ronald M. Shaich constitutes a class with a term ending at the upcoming meeting (the "Class I Director"); Domenic Colasacco and Robert T. Giaimo constitute a class with a term ending in 2003 (the "Class II Directors"); and George E. Kane and Larry J. Franklin constitute a class with a term ending in 2004 (the "Class III Directors"). At each annual meeting of stockholders, Directors are elected for a full term of three (3) years to succeed those Directors whose terms are expiring.

         Nominee Ronald M. Shaich is a current Director whose term will expire at the upcoming meeting. He is nominated for re-election as a Class I Director with a term which will end in 2005.

         We currently have 10 Board seats authorized, and five Board members. Our Board of Directors is in the process of examining the composition and size of our Board to determine what is in the best interest of Panera and its shareholders. When the Board completes that process, we intend to add one or more suitable Board members. At that time, the Board also will determine whether to reduce the total number of board seats available.

         Unless otherwise instructed in the proxy, all proxies will be voted for the election of Mr. Shaich to a three-year term expiring in 2005, to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for may so indicate by striking out his name on the proxy card. We do not contemplate that Mr. Shaich will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board of Directors.

         A plurality of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy at the meeting is required to elect a nominee as a Director.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" the
                          ELECTION OF RONALD M. SHAICH.


           APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                      TO INCREASE THE NUMBER OF AUTHORIZED
                   SHARES OF CLASS A AND CLASS B COMMON STOCK
                           (PROPOSAL 2 ON PROXY CARD)

         Our Certificate of Incorporation currently authorizes us to issue up to 50,000,000 shares of Class A Common Stock, $.0001 par value, and 2,000,000 shares of Class B Common Stock, $.0001 par value. The Board of Directors has adopted, subject to stockholder approval, on amendment to our Certificate of Incorporation to increase the authorized number of shares of our Class A Common Stock to 75,000,000 shares and our Class B Common Stock to 10,000,000 shares. Under the amendment, Section 4.1 of the Certificate of Incorporation would read as follows:

                  4.  Capitalization.
                      _______________

                           4.1 The total number of shares which the corporation shall have authority to issue is 87,000,000 shares, consisting of 75,000,000 shares of Class A Common Stock, $.0001 par value, and 10,000,000 shares of Class B Common Stock, $.0001 par value (such Class A Common Stock and Class B Common Stock hereinafter referred to as "Common Stock"), and 2,000,000 shares of Class B Preferred Stock, $.0001 par value.

         The Board also has approved, subject to shareholder approval of this proposal, a stock split to be effected in the form of a stock dividend of one share of Class A Common Stock for each share of Class A Common Stock and one share of Class B Common Stock for each share of Class B Common Stock. If the stockholders approve this Proposal, the stock split effected in the form of a stock dividend would be payable on June 24, 2002 to holders of record at the close of business on June 10, 2002.


         As of December 29, 2001, we had 12,954,539 shares of our Class A Common Stock outstanding and 3,451,015 shares reserved for issuance upon exercise of outstanding and future awards under our incentive compensation and benefit plans. We also had 1,294,300 shares of Class B Common Stock outstanding on that date. If our stockholders approve the proposed amendments, after the stock split, we expect to have approximately 26,252,200 shares of Class A Common Stock issued and outstanding and, an additional 6,703,400 shares of Class A Common Stock reserved for future issuance upon exercise of outstanding and future grants of awards under our incentive compensation and benefit plans, and 2,567,400 shares of Class B Common Stock outstanding.

         The Board is recommending the proposed increase in the authorized number of shares of our Common Stock to provide adequate shares of Class B Common Stock for the proposed stock split and to make additional shares of Class A Common Stock and Class B Common Stock available for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, to afford us greater flexibility in acting upon proposed transactions. The additional authorized shares will be available for general corporate needs, such as any future stock splits, stock dividends or issuances under our incentive and employee benefit plans. Additionally, we could use the shares for such purposes as raising additional capital or in connection with acquisitions or investments. We do not currently have any other plans, agreements, commitments, or understandings with respect to the issuance of the additional shares of Class A Common Stock and Class B Common Stock.

         We may issue the additional shares of Common Stock, together with currently authorized but unused and unreserved shares of Common Stock, at such time, to such persons and for such consideration as our Board may determine to be in Panera's best interests without further stockholder approval, except as otherwise required by law or stock exchange rules.

         While we do not intend the proposed amendment to deter or to prevent a change in control, we could use the additional shares of Common Stock (as we could use the currently authorized but unissued shares of our stock) to hinder persons seeking to acquire or take control of Panera or to dilute voting power of the outstanding shares. We are not aware of any efforts to obtain control of Panera and we have not made this proposal in response to any such efforts.

         Our stockholders have no preemptive rights to purchase additional shares and the issuance of additional shares of our Common Stock may dilute our stockholders' existing equity interest. If this Proposal is approved by stockholders, the amendment will become effective upon the filing of an Amended Certificate of Incorporation with the Secretary of State of Delaware, which we intend to file promptly upon approval.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.


            RATIFICATION OF CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (PROPOSAL 3 ON PROXY CARD)

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit our books, records and accounts for the fiscal year ending December 28, 2002. This appointment is being presented to the stockholders for ratification at the annual meeting.

         PricewaterhouseCoopers LLP has no direct or indirect material financial interest in Panera or our subsidiaries. Representatives of PriceWaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. The representatives also will be available to respond to appropriate questions.

AUDIT FEES

         We paid PricewaterhouseCoopers LLP a total of $134,900 for their audit of our annual financial statements for the fiscal year ended December 29, 2001 and for their review of our Quarterly Reports on Form 10-Q filed during the last fiscal year.

ALL OTHER FEES

         During our fiscal year ended December 29, 2001, we paid
PricewaterhouseCoopers LLP a total of $353,215 for their review of our income tax provisions, their preparation of our state sales and use tax returns, state income tax returns and federal income tax returns, their assistance on a state income tax minimization project, and their audit of our 401(k) plan.

         The Audit Committee has considered whether the provisions of the services described above under the caption "All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

         Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 2002, but will consider the stockholder vote in appointing auditors for fiscal year 2003.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
       OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS
                              FOR FISCAL YEAR 2002.

                                 OTHER BUSINESS

         In addition to the business described above, the Chairman of the Board and Chief Executive Officer will make brief remarks about Panera.

         As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting of stockholders. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of Panera and our stockholders.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING


         To be considered for inclusion in the proxy statement relating to our Annual Meeting of stockholders to be held in 2003, stockholder proposals must be received no later than January 2, 2003. We must receive other proposals of stockholders (including Director nominations) intended to be presented at the 2003 Annual Meeting of Stockholders but not included in the proxy statement by April 7, 2003, but not before January 7, 2003. However, in the event the annual meeting is scheduled to be held on a date before May 7, 2003, or after August 5, 2003, your notice may be received by us at our principal executive office not later than the close of business on the later of (i) the 60th day before the scheduled date of such annual meeting or (ii) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Proposals received not in accordance with the above standards will not be voted on at the 2003 Annual Meeting.

         YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR FISCAL YEAR 2001 WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS COORDINATOR, PANERA BREAD COMPANY, 6710 CLAYTON ROAD, RICHMOND HEIGHTS, MISSOURI 63117.

                                  [BACK COVER]


















                                                                     ABPCM-PS-02

                                                                      APPENDIX A

                                  DETACH HERE

                              PANERA BREAD COMPANY

                                6710 CLAYTON ROAD
                           RICHMOND HEIGHTS, MO 63117

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 6, 2002
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints William W. Moreton and Diane Parsons-Salem as Proxies, with full power of substitution for and on behalf of the undersigned at the 2002 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the Company's offices at 6710 Clayton Road, Richmond Heights, Missouri 63117, on Thursday, June 6, 2002, at 10:30 a.m. Central Time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------

  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED
                                    ENVELOPE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

---------------------------------          ------------------------------------

---------------------------------          ------------------------------------

---------------------------------          ------------------------------------

                              PANERA BREAD COMPANY

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 6, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Panera Bread Company




                                  DETACH HERE

/X/      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


--------------------------------------------------------------------------------

                              PANERA BREAD COMPANY
--------------------------------------------------------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:


1. Election of one (1) Director to the Board of Directors to serve for a term ending in 2005 and until his successor is duly elected and qualified.

                                       For the         Withhold
                                       Nominee         From the Nominee

                  Ronald M. Shaich      /  /           /  /


2. Adoption of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Class A Common Stock, $.0001, to 75,000,000 shares from 50,000,000 shares and to increase the authorized shares of Class B Common Stock, $.0001 par value per share, to 10,000,000 shares from 2,000,000 shares.

                                       For          Against         Abstain

                                       /  /          /  /            /  /


3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 28, 2002.

                                       For          Against         Abstain

                                       /  /          /  /            /  /


4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

Please be sure to sign and date this proxy.


Signature: _________________ Date:_______ Signature:________________ Date:______